UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 3, 2025

VWF Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56459	88-1256373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio 45891
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 419-238-9662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025, VWF Bancorp, Inc. (the “Company”), the holding company for GreenWay Bank (the “Bank”), appointed Robert Slusser to serve as the Company’s President and Chief Executive Officer, effective July 14, 2025. The Bank also appointed Mr. Slusser to serve as President and Chief Executive Officer of the Bank, effective July 14, 2025.

Mr. Slusser, age 57, has 38 years of experience in the financial banking industry with extensive executive leadership roles, most recently as Senior Vice President – Market President (Fort Wayne, Indiana) of F&M Bank, from November 2022 to June 2025, Senior Vice President – Market President (Fort Wayne, Indiana) of Centier Bank from March 2016 to November 2022, Senior Vice President – Market President (Fort Wayne, Indiana) of First Financial Bank from December 2013 to March 2016, and prior to that holding various roles with other financial institutions. Mr. Slusser received a Bachelor of Science from Purdue University, Fort Wayne, in Organizational Leadership. In 2004, he graduated from the Indiana Bankers Association Commercial Lending School, and in 2010, he completed the Graduate School of Banking at the University of Wisconsin. He does not sit on any other public company boards.

On July 1, 2025, the Company, the Bank and Mr. Slusser entered into an employment agreement with respect to his appointment to serve as President and Chief Executive Officer effective July 14, 2025. The employment agreement has an initial term of two years. Commencing as of the first anniversary of the effective date of the employment agreement and continuing as of each subsequent anniversary of that date, the term of the employment agreement will extend for an additional year, so that the term again becomes two years. However, at least 30 days before the anniversary of the renewal date of the employment agreement, the board of directors must conduct a comprehensive performance evaluation of Mr. Slusser and affirmatively approve any extension of the employment agreement for an additional year or determine not to extend the term of the employment agreement. If the board of directors determines not to extend the term, it must notify Mr. Slusser before the applicable anniversary date and the term of the employment agreement will expire at the end of the then current term. If a change in control occurs during the term of the employment agreement, the term of the employment agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provides that Mr. Slusser will receive an annual salary of $275,000 per year. Thereafter, the board of directors will review the base salary at least annually and it may be increased, but not decreased. In addition to receiving a base salary, Mr. Slusser will participate in any bonus programs and benefit plans made available to senior management employees of the Bank. He will also be reimbursed for all reasonable business expenses incurred in performing his duties, as well for a golf membership up to an estimated $8,700 per year. He will also be provided with a company-owned automobile (up to $40,000). In lieu of a company-provided automobile, Mr. Slusser may elect to use his personal vehicle for business purposes, in which case he will be eligible to receive an annual vehicle allowance of up to $9,000 per year.

If Mr. Slusser voluntarily terminates employment, he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time-off, and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

In the event Mr. Slusser’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before the date of termination) he would have received during the remaining term of the employment agreement. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

In the event Mr. Slusser’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus two times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) his highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” is defined as (i) a material reduction in Mr. Slusser’s authority, duties, or responsibilities, (ii) a reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from the Bank’s office location, or (iv) a material breach of the employment agreement by the Bank.

Should Mr. Slusser become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by the Bank. If he dies while employed by the Bank, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by the Bank.

Upon a termination of employment (other than a termination in connection with a change in control), Mr. Slusser will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in the employment agreement.

Item 8.01.	Other Events

On July 3, 2025, the Company issued a press release titled “GreenWay Bank Welcomes Rob Slusser as New President and CEO.” A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Employment Agreement with Robert Slusser.
99.1	A press release dated July 3, 2025, titled “GreenWay Bank Welcomes Rob Slusser as New President and CEO.”
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

VWF BANCORP, INC.

/s/ Michael D. Cahill
Date: July 3, 2025	By:	Michael D. Cahill
	Title:	President and Chief Executive Officer